EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm -- Meaden & Moore, Ltd.

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-33390) pertaining to the THIRD FEDERAL 401(K) SAVINGS PLAN of our report dated June 14, 2024, with respect to the financial statements of the THIRD FEDERAL 401(K) SAVINGS PLAN included in this Annual Report (Form 11-K) as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022.

/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.

Cleveland, Ohio
June 14, 2024